UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2014

Cinemark Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33401	20-5490327
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 Dallas Parkway, Suite 500, Plano, Texas 75093

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 972.665.1000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 23, 2014, Cinemark Holdings, Inc. (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Mr. Sean Gamble upon his appointment by the Board of Directors (the “Board”) of the Company as the Executive Vice President – Chief Financial Officer of the Company. The effective date of the Employment Agreement is August 25, 2014 (the “Effective Date”).

A brief description of the terms and conditions of the Employment Agreement is included below under Item 5.02(e) and is incorporated by reference into this Item 1.01.

A copy of the Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 23, 2014, the Board appointed Sean Gamble, age 39, as the Executive Vice President – Chief Financial Officer of the Company. The start date of his employment will be the Effective Date.

Mr. Gamble has been the Executive Vice President and Chief Financial Officer of NBCUniversal – Universal Pictures since 2009. At NBCUniversal, Mr. Gamble was responsible for Universal Pictures’ global financial operations. From 2007 until 2009, Mr. Gamble was the Chief Financial Officer of General Electric Oil & Gas – Equipment, where he was responsible for all financial aspects of the company’s equipment business. Prior to 2007, Mr. Gamble held various executive positions at NBCUniversal and General Electric.

(e) A summary of the Employment Agreement is as follows:

The term (the “Term”) of Mr. Gamble’s employment with the Company shall be for a period of three (3) years from the Effective Date; provided, however, that at the end of each year of the Term, the Term shall be automatically extended for an additional one-year period unless Mr. Gamble’s employment with the Company is terminated.

Mr. Gamble’s base salary shall be $450,000 per year, which is subject to review each year during the Term by the Compensation Committee for increase (but not decrease). In addition, Mr. Gamble is eligible to receive an annual cash incentive bonus upon the Company meeting certain performance targets established by the Compensation Committee for the fiscal year. Mr. Gamble is also eligible to participate in the Company’s equity incentive plan and qualifies for the Company’s 401(k) matching program and is also entitled to certain additional insurance benefits such as life and disability.

The Employment Agreement provides for severance payments upon termination of Mr. Gamble’s employment, the amount and nature of which depends upon the reason for termination. If Mr. Gamble is terminated without cause, Mr. Gamble shall receive, accrued compensation (which includes unpaid annual base salary, a pro rata annual cash incentive bonus for the fiscal year in which the termination occurs and any previously vested equity incentive awards and benefits such as retirement benefits and vacation pay, in accordance with the terms of the plan or agreement pursuant to which such equity awards or benefits were granted) through the date of termination “Accrued Entitlements”); two times the annual base salary in effect as of the date of such termination, payable in accordance with the Company’s normal payroll practices for a period of twenty-four (24) months; an amount equal to the most recent annual cash incentive bonus received by Mr. Gamble for the fiscal year ended prior to the date of such termination, payable in a lump sum within thirty (30) days of termination; outstanding stock options shall become fully vested and exercisable upon such termination; equity awards other than stock options with time-based vesting provisions shall become vested on a pro rata basis and equity awards other than stock options with performance-based vesting provisions shall remain outstanding through the remainder of the applicable performance period and if or to the extent the performance provisions are attained shall become vested on a pro rata basis without any regard to any continued employment requirement. Mr. Gamble and his dependents shall also be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twenty-four (24) months from the termination date. If Mr. Gamble resigns for good reason (as defined in the Employment Agreement) Mr. Gamble shall receive all of the above stated payments and benefits except that the annual base salary shall be payable in a lump sum subject to the requirements of Section 409A of the Code.

In the event Mr. Gamble’s employment is terminated due to his death or disability (as defined in the Employment Agreement), Mr. Gamble or his estate shall receive Accrued Entitlements; a lump sum payment equal to twelve (12) months of Mr. Gamble’s annual base salary as in effect at the time of termination, provided, in the case of disability, such amount shall be offset by the amount of annual base salary paid by the Company to Mr. Gamble or his representative following the date he was first unable to substantially perform his duties through the date of termination, any benefits payable to Mr. Gamble and/or his beneficiaries in accordance with the terms of any applicable benefit plan and Mr. Gamble (in disability) and Mr. Gamble’s dependents shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs for a period of twelve (12) months from the termination date. All outstanding equity awards shall vest in accordance with the Company’s equity incentive plan.

In the event Mr. Gamble’s employment is terminated for cause or under a voluntary termination (as defined in the Employment Agreement), Mr. Gamble shall receive accrued base salary through the date of termination and any previously vested rights under the Company’s equity incentive plan in accordance with the terms of such plan.

If Mr. Gamble is terminated (other than for disability, death or cause) or resigns for good reason within one year after a change of control (as defined in the Employment Agreement), Mr. Gamble shall receive Accrued Entitlements; a lump sum payment equal to two times his annual base salary as in effect at the time of termination plus an amount equal to one and a half times the most recent annual bonus received by Mr. Gamble for the fiscal year ended prior to the date of termination; Mr. Gamble and his dependants shall be entitled to continue to participate in the Company’s welfare benefit plans and insurance programs on the same terms as similarly situated active employees for a period of thirty (30) months and any outstanding equity awards shall be fully vested and/or exercisable as of the date of termination and shall remain exercisable in accordance with the terms of the plan or arrangement pursuant to which such compensation awards were granted.

Unless Mr. Gamble’s employment is terminated by us for cause Mr. Gamble shall also be entitled to office space and support services for a period of not more than three months (3) following the date of any termination either at the Company’s main office or at a suitable office space in the Dallas/Plano area.

The Employment Agreement contains various covenants, including covenants related to confidentiality, non-competition (other than certain permitted activities as defined therein) and non-solicitation.

The foregoing summary of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the complete copy of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release announcing the appointment of Mr. Gamble is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Employment Agreement dated as of June 23, 2014, by and between Cinemark Holdings, Inc. and Sean Gamble.

99.1	Press Release dated June 23, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CINEMARK HOLDINGS, INC.

By:	/s/ Michael D. Cavalier
Name: Michael D. Cavalier
Title: Executive Vice President - General Counsel

Date: June 23, 2014

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